Exhibit 10.1

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY, UNLESS OTHERWISE PROHIBITED BY FEDERAL OR STATE SECURITIES LAWS.

$90,000.00	Issue Date: May 12, 2020

PROMISSORY NOTE

THIS PROMISSORY NOTE is a duly authorized and validly issued Promissory Note (this “Note”) of Simplicity Esports and Gaming Company, a Delaware corporation, (the “Company”), having its principal place of business at 7000 W. Palmetto Park Rd. Suite 505, Boca Raton, FL 33433.

Section 2. Definitions. In addition to the other terms defined herein, for purposes of this Note, the following terms shall have the following meanings:

(a)	“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(b)	“Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term “control,” “controlling” “controlled” and words of similar import, when used in this context, means, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(c)	“Bankruptcy Event” means any of the following events: (i) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (ii) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (iii) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (iv) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (v) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (vi) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (vii) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

(d)	“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which federal banks are authorized or required to be closed for the conduct of commercial banking business.

(e)	“Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

(f)	“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include (i) punitive damages, except in the case of fraud or to the extent actually awarded and paid to a Governmental Authority or other third party or (ii) lost profits or consequential damages, in any case.

(g)	“Party” means either of Holder or the Company, and “Parties” means both the Holder and the Company.

(h)	“Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

(i)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

Section 3. Agreement to Pay. For value received, the Company hereby promises to pay to the order of Jed Kaplan (“Holder”), the lesser of (i) the principal sum of Ninety Thousand and 00/100 DOLLARS ($90,000.00) (the “Maximum Commitment”), or (ii) the aggregate principal amount of all direct advances of the proceeds of this Note (each, an “Advance”) made by Holder to Company hereunder and outstanding, on or before the first Business Day following the 150-day anniversary of the Issue Date as set forth above (subject to the terms herein, the “Maturity Date”), at the place and in the manner hereinafter provided, together with interest thereon at the rate or rates described below, and any and all other amounts which may be due and payable hereunder from time to time.

Section 4. Advances.

(a)	Subject to the terms and conditions of this Note, Holder agrees to make such one direct Advance to and for the benefit of the Company on the Issue Date in the amount of $45,000, and one additional Advance (the “Second Advance”) to and for the benefit of the Company at such time as the Company may time request during the two (2) month period following the Issue Date (the “Draw Period”). The total of the aggregate principal balance of all Advances (being collectively referred to herein as the “Principal Amount”) outstanding at any time shall not exceed the Maximum Commitment. This Note evidences the aggregate unpaid principal amount of all Advances made or to be made by Holder to the Company under this Note. Advances made by Holder to the Company hereunder which have been repaid may not be borrowed again, whether during or after the Draw Period.

(b)	All Advances and repayments hereunder shall be evidenced by entries on the books and records of Company which shall be presumptive evidence of the principal amount and interest owing and unpaid on this Note, or any renewal or extension hereof. The failure to so record any such amount or any error so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder to repay the principal amount of such liabilities, together with all interest accruing thereon.

(c)	The proceeds of this Note shall be made in the form of direct Advances as set forth herein. The Second Advance shall be made available to Company by Holder upon any written, electronic, telecopy or verbal loan request (provided that any verbal loan request is promptly confirmed in writing), which Holder in good faith believes to emanate from a properly authorized representative of Company, whether or not that is in fact the case. All Advances made hereunder shall be conclusively presumed to have been made by Holder to or for the benefit of Company.

(d)	The proceeds of each Advance shall be made available at the office of Holder by credit to the account of Company or by other means requested by Company and reasonably acceptable to Holder. Company does hereby irrevocably confirm, ratify and approve all such Advances by Holder and does hereby indemnify Holder against all reasonable losses and expenses (including court costs, reasonable attorneys’ and paralegals’ fees) in connection with all such loan requests and Advances, and shall hold Holder harmless with respect thereto.

Section 5. Interest Rate.

(a)	Interest Prior to Default. Prior to the Maturity Date or an Event of Default, the Principal Amount outstanding hereunder shall bear interest at a rate of three percent (3%) per annum (the “Interest Rate”).

(b)	Interest After Default. From and after the Maturity Date or upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), interest shall accrue on the unpaid Principal Amount during any such period at an annual rate (the “Default Rate”) equal to ten percent (10%) plus the Interest Rate; provided, however, in no event shall the Default Rate exceed the maximum rate permitted by law. The interest accruing under this section shall be immediately due and payable by the Company to the Holder upon demand and shall be additional indebtedness evidenced by this Note.

(c)	Interest Calculation. Interest on this Note shall be calculated on the basis of a 360 day year and the actual number of days elapsed in any portion of a month in which interest is due. If any payment to be made by the Company hereunder shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

Section 6. Payment Terms.

(a)	Principal and Interest. The full amount of the Principal Amount and all accrued and unpaid interest shall be due and payable in full on the Maturity Date (or the first Business Day thereafter is such day is not a Business Day).

(b)	Prepayment. The Company may prepay this Note, in whole or in part, without a prepayment penalty, at any time provided that an Event of Default has not then occurred.

(c)	Method of Payments. All payments of principal and interest hereunder shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place and in such manner as Holder may from time to time designate with notice to the Company.

Section 7. Use of Proceeds. The Company shall use the proceeds of this Note and the Advances to fund the operations of Simplicity One Brasil Ltda, a majority owned subsidiary of the Company (“Simplicity Brazil”).

Section 8. Events of Default.

(a)	“Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)	any default in the payment of (A) the Principal Amount or (B) interest, liquidated damages and other amounts owing to Holder on this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 Business Days;

(ii)	the Company shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Business Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Business Days after the Company has become or should have become aware of such failure;

(iii)	any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(iv)	the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

(v)	the Company or any Significant Subsidiary shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (B) admit in writing its inability to pay its debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country, (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (F) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing; or

(vi)	if any order, judgment or decree shall be entered, without the application, approval or consent of the Company or any Significant Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or any Significant Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Company or any Significant Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days.

(b)	Remedies Upon Event of Default.

(i)	If any Event of Default occurs, then the outstanding Principal Amount, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election by notice in writing to Company, immediately due and payable in cash (the “Default Amount”).

(ii)	Notwithstanding the provisions of Section 7(b)(i), instead of electing to have the Company pay the Default Amount, the Holder may elect to cause the Company to use its commercially reasonable efforts to undertake such actions and to expend such amounts as reasonably required in order to transfer to the Holder 20% of the equity interests of Simplicity Brazil (the “Equity Interests”). In the event that the Holder elects the remedy in this Section 7(b)(ii) instead of the remedy in Section 7(b)(i), the Company covenants and agrees to use its commercially reasonable efforts, and to cause Simplicity Brazil to use its commercially reasonable efforts, to effect the transfer of the rights, title and interest in the Equity Interests to Holder, and, in the event that such transfer is not completed within ninety (90) days of the Event of Default, the Holder shall have the option of rescinding such election of remedies at which time the Default Amount shall automatically become due and payable pursuant to the provisions of Section 7(b)(i) as though Holder had initially elected such option.

(iii)	Upon the completion of the transfer of the Equity Interests or the payment in full of the Default Amount, as applicable, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Indemnification.

(a)	General Indemnification. Each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and such other Party’s Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, an “Indemnified Party”), from and against any and all Losses incurred or suffered by any Indemnified Party arising out of, based upon or resulting from any breach of any representation or warranty of the Indemnifying Party herein or breach by the Indemnifying Party of, or any failure the Indemnifying Party to perform, any of the covenants, agreements or obligations contained in or made pursuant to Note by the Indemnifying Party.

(b)	Procedures for Indemnification. In the event that an Indemnified Party shall incur or suffer any Losses in respect of which indemnification may be sought under this Section 8 against the Indemnifying Party, the Indemnified Party shall assert a claim for indemnification by providing a written notice (the “Notice of Loss”) to the Indemnifying Party stating the nature and basis of such indemnification. The Notice of Loss shall be provided to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware that it has incurred or suffered a Loss.

(c) Third-Party Claims.

(i)	If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a Party or an Affiliate of a Party or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Note, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided that such Indemnifying Party shall not have the right to defend or direct the defense of any such Third-Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Indemnified Party, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 8(c)(ii), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Note, or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnified Party may, subject to Section 8(c)(ii), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. Each Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending Party, management employees of the non-defending Party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

(ii)	Notwithstanding any other provision of this Note, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8(c)(ii)Section 8(c)(i). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8(c)(i), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(d)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Note.

(e)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

(f)	Payment. Upon a determination of liability under this Section 8 the Indemnifying Party shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Note, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this Section 8 with respect to any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

Section 10. Notices.

(a) Any notice or other communications required or permitted hereunder shall be addressed as follows:

If to the Company:

Simplicity Esports and Gaming Company

Attn: Jed Kaplan

7000 W. Palmetto Park Rd. Suite 505

Boca Raton, FL 33433

Email: jkaplan@simplicityesports.com

With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: John Cacomanolis

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: JCacomanolis@anthonypllc.com

If to the Holder, to:

Jed Kaplan

[______________]

[______________]

Email: jkaplan@simplicityesports.com

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day or (iv) if sent via email with return receipt requested, upon receipt of such return receipt. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Note may be sent by facsimile or other method of delivery, but shall be deemed to have been delivered only when the sending Party has confirmed (by reply e-mail or some other form of written confirmation from the receiving Party) that the notice has been received by the receiving Party.

Section 11. Entire Agreement. This Note constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof. No promises, either expressed or implied, exist between the Company and Holder, unless contained herein. This Note supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

Section 12. Amendments; Waivers. No amendment, modification or termination of this Note shall be effective unless in writing and executed by both Parties. No waiver of this Note shall be effective unless in writing and executed by the Party for the benefit of whom the waived provision exists, and then such waiver or consent shall be effective only for the specific purpose for which given.

Section 13. Governing Law; Etc.

(a)	This Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

(b)	HOLDER AND THE COMPANY AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OF THE OBLIGATIONS HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS NOTE.

(c)	EACH PARTY IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN PALM BEACH COUNTY, FLORIDA. EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID STATE AND COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH PARTY AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

Section 14. Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Note or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 15. Expenses. Unless otherwise contemplated or stipulated by this Note, all costs and expenses incurred in connection with this Note shall be paid by the Party incurring such cost or expense.

Section 16. Successors and Assigns; Benefit. The provisions of this Note shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Note without the written consent of the other Party. Other than as specifically set forth herein, including in Section 8, nothing in this Note, expressed or implied, shall confer on any Person other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Note.

Section 17. Binding Effect. This Note shall become effective upon execution by the Company and Holder.

Section 18. Enforceability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Note shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 19. Survival. All covenants, agreements, representations and warranties made by each Party herein shall, notwithstanding any investigation by other Party, be deemed material and relied upon by such other Party and shall survive the making and execution of this Note and the Maturity Date and shall be deemed to be continuing representations and warranties until such time as the Parties have fulfilled all of their obligations.

Section 20. Interpretation. If any provision in this Note requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one Party because of the rule that an instrument must be construed more strictly against the Party which itself or through its agents prepared the same. The Parties hereby agree that both Parties and their agents have participated in the preparation hereof equally. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

Section 21. Further Assurances. Following the Issue Date, each Party shall execute and deliver such documents and other papers and take such further action as may be reasonably required to carry out the provisions of this Note.

Section 22. Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

Section 23. Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Principal Amount so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company

Section 24. Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the this Note is increased or decreased by statute or any official governmental action subsequent to the Closing Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at Holder’s election.

Section 25. Limitation on Damages. Notwithstanding anything herein to the contrary, in no event will any Party be liable to the other Party under or in connection with this Note or in connection with the transactions contemplated herein for special, general, indirect, consequential, or punitive or exemplary damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Section 26. Execution. This Note may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Note and document, and same shall become effective when counterparts have been signed by each Party and each Party has delivered its signed counterpart to the other Party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the Party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

[signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Note to be executed as of the Issue Date.

Simplicity Esports and Gaming Company

By:	/s/ Roman Franklin
Name:	Roman Franklin
Title:	President

Agreed and accepted:

/s/ Jed Kaplan
Jed Kaplan